As filed with the Securities and Exchange Commission on December 19, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hyperion Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0277772 (I.R.S. Employer Identification No.)

5450 Great America Parkway
Santa Clara, CA 95054
(Address of Principal Executive Offices)
2005 Employee Stock Purchase Plan
2004 Equity Incentive Plan
(Full title of the plan)

Godfrey Sullivan
President and Chief Executive Officer
Hyperion Solutions Corporation
5450 Great America Parkway
Santa Clara, California 95054
(Name and address of agent for service)

(408) 588-8000
(Telephone number, including area code, of agent for service)

With a copy to:
Lonnie Goldman, Esq.
Assistant General Counsel
Hyperion Solutions Corporation
5450 Great America Parkway
Santa Clara, California 95054
(408) 588-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share(2)	Price(2)	Fee
Common Stock, par value $0.001 per share
2005 Employee Stock Purchase Plan and 1995 Employee Stock Purchase Plan (3)	1,203,180	$52.95	$63,708,381	$6,816.80
2004 Equity Incentive Plan (3)	1,500,000	$52.95	$79,425,000	$8,498.48
Total	2,703,180	$52.95	$143,133,381	$15,315.28

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional shares of common stock which may be issued pursuant to the Hyperion Solutions Corporation 2005 Employee Stock Purchase Plan and 1995 Employee Stock Purchase Plan as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee upon the basis of the average of the high and low prices of the common stock of Hyperion Solutions Corporation on December 13, 2005 as reported on the NASDAQ National Stock Market.
(3)	Includes any related preferred share purchase rights pursuant to the Rights Agreement dated as of June 15, 1998.

EXPLANATORY NOTE
     As previously disclosed, on September 16, 2005, the Board of Directors of Hyperion Solutions Corporation (the “Company”) adopted the 2005 Employee Stock Purchase Plan (the “2005 ESPP”) to replace and substantially restate the terms of the 1995 Employee Stock Purchase Plan, as amended (the “1995 ESPP”), and on November 16, 2005, at the annual meeting of the Company’s stockholders, the stockholders approved the 2005 ESPP. The 2005 ESPP did not increase the number of available shares beyond what was available under the 1995 ESPP. As of December 19, 2005, 3,496,820 shares of common stock, $0.001 par value, of the Company (the “Common Stock”) have been issued under the 1995 ESPP and 1,203,180 shares of Common Stock remain available for issuance.
     The Company files this registration statement on Form S-8 solely to: (i) register the shares of Common Stock issuable under the Company’s 2005 ESPP, which shares were previously issuable under the 1995 ESPP and registered on the Company’s registration statements on Form S-8 (Nos. 33-99022, 333-38871, 333-62275, 333-50942, 333-84846, 333-120018) (the “Registration Statements”), and (ii) register 1,500,000 additional shares of Common Stock (pre-split) issuable under the Company’s 2004 Equity Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and are not required to be filed as part of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Except to the extent furnished and not filed with the SEC, this registration statement incorporates by reference the following documents which have been filed with the Securities and Exchange Commission (the “Commission”) by Hyperion Solutions Corporation (formerly Arbor Software Corporation) (the “Registrant”):
(a)	Registrant’s Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission on August 31, 2005;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on July 22, 2005, September 6, 2005, September 21, 2005, October 3, 2005, November 21, 2005 and December 12, 2005;

(c)	Registrant’s Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the Commission on November 9, 2005;

(d)	The description of the Registrant’s common stock set forth in its registration statement on Form 8-A (File No. 0-97098) filed with the Commission on September 19, 1995, as amended on Form 8-A/A filed with the Commission on November 3, 1995; and

(e)	The description of the Registrant’s preferred share purchase rights set forth in its registration statement on Form 8-A (File No. 000-26934) filed with the Commission on June 17, 1998.
     All other documents filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law, as amended, authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
     The Registrant’s Certificate of Incorporation and Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
     In addition, the Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.
     The Registrant maintains directors’ and officers’ insurance and intends to continue this insurance in the future.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen Certificate of the Company’s Common Stock (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.2	Restated Certificate of Incorporation (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on October 13, 1998).*

4.3	Amended and Restated By-laws of the Company (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.4	Rights Agreement, dated as of June 15, 1998, between the Company and the Rights Agent, including the Form of Certificate of Designation for the Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B and Summary of Rights to Purchase Preferred Stock as Exhibit C and (incorporated by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on June 17, 1998).*

4.5	2004 Equity Incentive Plan, as amended (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.6	2005 Employee Stock Purchase Plan (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

Exhibit No.	Description of Exhibit

5.1	Opinion of Mark Cochran, Vice President, General Counsel and Secretary of the Company.†

23.1	Consent of Mark Cochran, Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.†

24.1	Powers of attorney (included on signature pages herein).

*	Previously filed.

†	Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; AND
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 19th day of December, 2005.

HYPERION SOLUTIONS CORPORATION
By:	/s/ David Odell
David Odell
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Godfrey Sullivan, Mark Cochran and David Odell his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Godfrey Sullivan
Godfrey Sullivan	President and Chief Executive Officer (Principal Executive Officer)	December 19, 2005

/s/ David Odell
David Odell	Chief Financial Officer (Principal Financial Officer)	December 19, 2005

/s/ William B. Dewes
William B. Dewes	Vice President and Global Controller (Principal Accounting Officer)	December 19, 2005

/s/ Jeffrey R. Rodek
Jeffrey R. Rodek	Director and Executive Chairman	December 19, 2005

SIGNATURE	TITLE	DATE

/s/ Henry R. Autry
Henry R. Autry	Director	December 19, 2005

/s/ Terry Carlitz
Terry Carlitz	Director	December 19, 2005

/s/ Yorgen Edholm
Yorgen Edholm	Director	December 19, 2005

/s/ Gary G. Greenfield
Gary G. Greenfield	Director	December 19, 2005

/s/ John Riccitiello
John Riccitiello	Director	December 19, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Specimen Certificate of the Company’s Common Stock (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.2	Restated Certificate of Incorporation (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on October 13, 1998).*

4.3	Amended and Restated By-laws of the Company (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.4	Rights Agreement, dated as of June 15, 1998, between the Company and the Rights Agent, including the Form of Certificate of Designation for the Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B and Summary of Rights to Purchase Preferred Stock as Exhibit C and (incorporated by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on June 17, 1998).*

4.5	2004 Equity Incentive Plan, as amended (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.6	2005 Employee Stock Purchase Plan (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

5.1	Opinion of Mark Cochran, Vice President, General Counsel and Secretary of the Company.†

23.1	Consent of Mark Cochran, Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.†

24.1	Powers of attorney (included on signature pages herein).

*	Previously filed.

†	Filed herewith.